Exhibit 16.1

Michael J. Larsen

Certified Public Accountant

1914 East 9400 South, #362 Sandy, UT 84093 www. MichaelJLarsen.com	Phone 801-654-0616 Mike@MichaelJLarsen.com

August 27, 2012

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

I have read the statements about my firm included under Item 4.01 in the Form 8-K filing dated August 27, 2012 of LZG International, Inc. and I am in agreement with the statements contained therein.

Sincerely,

/s/Michael J. Larsen

Michael J. Larsen, CPA